Exhibit 99.1

GENIUS PRODUCTS, INC. ANNOUNCES FOURTH QUARTER AND
YEAR END 2007 EARNINGS CONFERENCE CALL TO BE HELD ON
MONDAY, MARCH 17, 2008

SANTA MONICA, Calif. – March 7, 2008 -- Genius Products, Inc. announced today that it will host a conference call to discuss its results for the fourth quarter and year ended December 31, 2007, at 8:30 a.m. Eastern Time on Monday, March 17, 2008. The Company will issue a detailed earnings announcement prior to the conference call.

The 8:30 a.m. Eastern (5:30 a.m. Pacific) conference call on Monday, March 17th, 2008 will be hosted by Stephen K. Bannon, Chairman, Trevor Drinkwater, President and CEO, and John Mueller, Chief Financial Officer.  Investors are invited to listen to Genius Products' conference call by dialing 888-680-0878 and using the passcode 39567717.  International callers can dial 617-213-4855 and enter the same passcode.  There will also be a simultaneous webcast available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.  A replay of the call will be available until March 31st and can be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and using the passcode 77073824.  A replay webcast will also be available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.

About Genius Products

Genius Products, Inc. (OTCBB:GNPI - News), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Asia Extreme(TM), Discovery Kids(TM), Dragon Dynasty(TM) , Dimension Films(TM), ESPN®, IFC®, RHI Entertainment(TM), Sesame Workshop®, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Contact:
GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100